Exhibit 10.4

Shanghai Legang Supply Chain Co., Ltd.

Annual Product Supply Contract

Term: Year 2015

Purchaser: Jiangsu Cold-Rolled Technology Co., Ltd

Supplier: Shanghai Legang Supply Chain Co., Ltd.

Contract No.: SHLG20141233

Contract Date: 2014-12-10

Place Signed: Shanghai

Product	Hot Rolled/ Full Hard	Specification/Amount/Unit Price	Subject to monthly contract and actual delivery amount
Supplier	Shanghai Legang Supply Chain Co., Ltd.	Address
Purchaser	Jiangsu Cold-Rolled Technology Co., Ltd	Address	Dongbang Town, Changshu City

Supplier Schedule:

1. The purchaser intends to purchase steel coils in an amount of approximately 80,000 metric tons in the year of 2015 from the supplier and the main products are hot rolled coils.

2. The purchaser shall inform the supplier details of order in advance and enter into supplemental contracts. The specifications of products should be set forth in the supplemental contracts.

3. Payment: prepayment by the purchaser

Note:

1. The tonnage mentioned above is an estimated amount;

2. No delivery is required for remaining amount of products not enough for one car;

3. Notice by facsimile is valid;

4. Thickness variation: Lower variation 0.22mm, width variation: positive variation 0-3;

5. Packaging standard: the supply and recycling of the packaging materials shall be determined by the supplier;

6. Acceptance and claim period: acceptance is subject to product specifications set forth in monthly contracts. The purchaser shall notify the supplier about any issue of the products in writing within two months of delivery.

7. Other terms or unspecified provisions shall be set forth through negotiations between parties;

8. The supplier is not liable for the failure to timely deliver the products due to reasons of maintenance or limitation of transportation capacity. Parties shall mutually determine a new delivery time.

9. The disputes shall be submitted to the jurisdiction of the court where the supplier is located.

The Supplier Signed	(Contract Seal of the Supplier)	The Purchaser Signed	(Contract Seal of the Purchaser)
Place of Signed		Place of Contract Performance